Exhibit 10.29
Compensation Arrangements of Certain Executive Officers of Flextronics International Ltd.
Note: The following summary of compensation arrangements does not include all previously-reported compensation arrangements or awards granted under previously-disclosed incentive plans. Disclosures with respect to compensation for Named Executive Officers for the 2008 fiscal year are included in the Company’s definitive proxy statement for the Company’s 2008 Annual General Meeting of Shareholders, and disclosures with respect to compensation for Named Executive Officers for the 2009 fiscal year will be included in the Company’s definitive proxy statement for the Company’s 2009 Annual General Meeting of Shareholders.
Compensation for Michael McNamara (Chief Executive Officer)
     On June 2, 2008, the Board approved an annual base salary for Mr. McNamara of $1,250,000 for fiscal year 2009. In addition, Mr. McNamara will participate in the Company’s annual incentive bonus plan and three-year cash incentive bonus plan.
Compensation for Paul Read (Chief Financial Officer)
     On June 2, 2008, the Board approved an annual base salary for Mr. Read of $600,000 effective May 15, 2008. In addition, Mr. Read will participate in the Company’s annual incentive bonus plan and three-year cash incentive bonus plan.
Compensation for Michael J. Clarke
     On April 30, 2008, the Board approved an annual base salary for Mr. Clarke, President of the Company’s Infrastructure division, of CDN$550,000 for fiscal year 2009. In addition, Mr. Clarke will participate in the Company’s annual incentive bonus plan and three-year cash incentive bonus plan.
Compensation for Sean P. Burke
     On April 30, 2008, the Board approved an annual base salary for Mr. Burke, President, of the Company’s Computing division, of $450,000 for fiscal year 2009. In addition, Mr. Burke will participate in the Company’s annual incentive bonus plan and three-year cash incentive bonus plan.
Compensation for Carrie Schiff
     On April 30, 2008, the Board approved an annual base salary for Ms. Schiff, Senior Vice President and General Counsel, of $425,000 for fiscal year 2009. In addition, Ms. Schiff will participate in the Company’s annual incentive bonus plan and three-year cash incentive bonus plan.